Exhibit 99.r(2)

ICAPITAL ADVISORS, LLC

ICAPITAL REGISTERED FUND ADVISER LLC

CODE OF ETHICS

JANUARY 2021

THIS CODE OF ETHICS IS THE PROPERTY OF ICAPITAL AND MUST BE RETURNED SHOULD AN EMPLOYEE’S ASSOCIATION WITH ICAPITAL TERMINATE FOR ANY REASON.

TABLE OF CONTENTS

1.	INTRODUCTION			5
2.	OVERSIGHT OF THE CODE OF ETHICS			6
	2.1.	Acknowledgement of the Code		6
	2.2.	Reporting Violations		6
	2.3.	Sanctions for Failure to Comply with the Code of Ethics		6
	2.4.	CCO’s Preclearance Requests		6
3.	CONFIDENTIALITY/PRIVACY			6
	3.1.	General Statement of Policy – Confidentiality		6
	3.2.	Sharing of Information Within the Firm		7
	3.3.	Sharing of Information Outside the Firm		7
	3.4.	Reasonable Safeguards		7
	3.5.	Reporting of Possible Confidentiality Breach		8
4.	GIFTS AND ENTERTAINMENT			8
	4.1.	Introduction		8
	4.2.	Gifts and Entertainment Policy		9
		4.2.1.	Value of Gifts and Entertainment	9
		4.2.2.	Reporting of Gifts and Entertainment	9
		4.2.3.	Charitable Gifts	9
5.	ANTI-BRIBERY POLICY AND PROCEDURES			9
	5.1.	Firm’s Anti-Bribery Policy		9
		5.1.1.	Foreign Corrupt Practices Act	9
		5.1.2.	FCPA Red Flags	10
		5.1.3.	Preclearance Requirement	10
6.	POLITICAL CONTRIBUTIONS AND PAY TO PLAY			10
	6.1.	Introduction		10
	6.2.	Firm’s Pay to Play Policy		11
	6.3.	Ban on State and Local Political Contributions		11
	6.4.	New Employee Certification		12
7.	EMPLOYEE INVESTMENT POLICY			12
	7.1.	General Policy		12
	7.2.	Selected Definitions for Employee Investment Policy		12
	7.3.	Covered Accounts		14
		7.3.1.	Reporting of Covered Accounts	15
		7.3.2.	Exemption for Non-Discretionary Managed Accounts	15

		7.3.3.	Exemption for Non-Reportable Security Accounts	15
		7.3.4.	Exemption from Reporting on Automatic Investment Plans	15
		7.3.5.	Other Specific Account Exemptions	15
		7.3.6.	General Oversight of Exempted Accounts	16
	7.4.	Reporting of Employee Holdings and Transactions		16
		7.4.1.	Initial Holdings Report	16
		7.4.2.	Annual Holdings Report	16
		7.4.3.	Quarterly Transaction Report	16
		7.4.4.	Brokerage Statements in lieu of Report	17
		7.4.5.	Special Exemptions from Reporting	17
	7.5.	Preclearance of Certain Investments		17
		7.5.2.	Preclearance Procedures	17
	7.6.	Outside Business Activities		18
	7.7.	The Restricted List		18
	7.8.	Review and Retention of Reports		18
		7.8.1.	Escalation of Violations and Sanctions	19
		7.8.2.	Confidentiality	19
8.	INSIDER TRADING			19
	8.1.	Introduction		19
	8.2.	Penalties for Insider Trading		19
	8.3.	Definitions		20
		8.3.1.	Material Information	20
		8.3.2.	Nonpublic Information	20
		8.3.3.	Insider and Temporary Insider	20
		8.3.4.	Tipper / Tippee Liability	20
	8.4.	Breach of Duty		20
	8.5.	Firm’s Insider Trading Policy		21
	8.6.	Insider Trading Policy Restrictions		21
	8.7.	Procedures Designed to Detect and Prevent Insider Trading		21
	8.8.	Compliance Responsibilities		22
9.	ANNUAL REVIEW BY BOARD OF REGISTERED FUND CLIENTS			22
10.	RECORDKEEPING REQUIREMENTS			22
		Appendix A		24
		Appendix B		25

1.                                     INTRODUCTION

The Code of Ethics Rules(1) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), require investment advisers registered with the Securities and Exchange Commission (“SEC”) to adopt a written code of ethics. The Code of Ethics (the “Code”) sets forth standards of conduct expected for any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of iCapital Advisors, LLC or iCapital Registered Fund Adviser LLC (together “iCapital “ or the “Firm”) or any other person who provides investment advice on behalf of the Firm and is subject to the Firm’s supervision and control or who has access to non-public information about the purchase or sale of securities by a Firm client, or who otherwise is an Access Person as defined in Rule 17j-1 under the 1940 Act(2) (each an “Employee” and collectively, “Employees “). The Code reflects the Firm’s and each Employee’s fiduciary duty to the Firm’s Clients. The Code also addresses certain possible conflicts of interest and includes the Firm’s employee investment policy. The Code should be read in conjunction with the Firm’s Supervisory Procedures and Compliance Manual (the “Manual”).

The following standards of business conduct will govern the interpretation and administration of this Code:

(a)                                 The interests of the Firm’s Clients (meaning any person to whom iCapital provides investment advisory services for compensation) must be placed first at all times;

(b)                                 Employees should not take inappropriate advantage of their positions;

(c)                                  Employees must comply with all applicable securities laws; and

(d)                                 Employees are prohibited from:

(i)                                     employing any device, scheme, or artifice to defraud a client or prospective client;

(ii)                                  engaging in any transaction, practice, or course of business that operates as a fraud or deceit upon a client or prospective client;

(iii)                               making any untrue statement of a material fact to a client or omitting to state a material fact necessary to make a statement made not misleading; or

(iv)                              engaging in any act, practice, or course of business that is fraudulent, deceptive, or manipulative.

(1) Rule 204A-1 of the Advisers Act and Rule 17j-1 of the 1940 Act.

(2) iCapital currently treat all iCapital employees with access to client or fund data as Access Persons. This set includes all US-based iCapital employees.

The Code is designed to cover a variety of circumstances and conduct. However, no policy or procedure can anticipate every possible situation. Consequently, Employees of the Firm are expected not only to abide by the letter of the Code, but also its spirit, by upholding the fundamental ideals of the Firm which include integrity, honesty and trust.

The Firm may modify any or all of the policies and procedures set forth in the Code. Should revisions be made, Employees will receive written notification from the Chief Compliance Officer (the “CCO”).

The Code should be kept by each Employee for future reference and its guidelines should be made an active part of the Employee’s normal course of business. In the event that an Employee has any questions regarding his or her responsibilities under the Code, he or she must contact the CCO.

2.                                      OVERSIGHT OF THE CODE OF ETHICS 2.1. Acknowledgement of the Code

Each Employee must execute the “Employee Acknowledgement of Receipt and Compliance Attestation” form (in a form substantially similar to the attached Appendix A) upon hire and annually thereafter, certifying that he or she has read and understands the Code’s contents.

2.2.                           Reporting Violations

All Employees must promptly report any violations of the Code and federal securities laws to the CCO.

2.3.                           Sanctions for Failure to Comply with the Code of Ethics

If it is determined that an Employee has committed a violation of the Code, the Firm may impose sanctions and/or take other action as deemed appropriate. These actions may include, among other things, disgorgement of profits, criminal or civil penalties, a letter of caution or warning, suspension or termination of employment, and/or notification to the SEC of the violations.

2.4.                           CCO’s Preclearance Requests

In all circumstances requiring preclearance under the Code, the General Counsel will provide preclearance to the CCO.

3.                                     CONFIDENTIALITY/PRIVACY

3.1.                           General Statement of Policy — Confidentiality

All Employees have a duty to safeguard and treat as confidential all nonpublic information concerning the Firm, Clients of the Firm, or investors in any Clients of the Firm, and all transactions in which the Firm or its Clients are involved. This includes all information concerning a client’s financial circumstances and holdings, and advice furnished to the client. Moreover, employees may only use Firm or client information within the scope of their employment and, accordingly, may not appropriate such information for their own use or benefit or the use or benefit of any third party.

Confidential information also shall be construed to mean any information acquired from a third party pursuant to a non-disclosure (confidentiality) agreement (“NDA”) or confidentiality clauses contained in contractual arrangements with such third parties. Such NDAs or confidentiality clauses generally require the Firm to keep the other party’s confidential information in confidence using a reasonable degree of care, which shall be at least the same degree of care that the Firm uses to maintain its own confidential information of like importance, and to use the other party’s confidential information only to carry out its obligations and exercise its rights under the applicable agreement. Employees are encouraged and reminded to allow access to such third parties’ confidential information only to those of employees having a need to know such information. Employees also should consult a member of the compliance team if any questions arise about the terms of any NDA or the confidentiality clause of any applicable contract.

3.2.                           Sharing of Information Within the Firm

Employees should only share client or proprietary information within the Firm with individuals that have a legitimate business need for knowing the information. In addition, employees should not share information in violation of any information walls implemented by the Firm as a means of isolating certain kinds of sensitive information within the Firm so that it is not available to employees that perform “public” functions, such as the making of recommendations or giving of advice with respect to trading. Employees should bring to the attention of the CCO any attempt by other Employees to solicit or obtain client or proprietary information for which they do not have a legitimate business need.

3.3.                           Sharing of Information Outside the Firm

Employees should not discuss or share client or proprietary information with individuals outside the Firm, other than with parties that both have a legitimate need to know such information and have either provided a confidentially agreement that covers such information, which, in accordance with the Firm’s policies, has been reviewed and approved by the Firm’s legal or compliance team (or outside legal counsel, as appropriate) or are themselves under a separate duty to maintain the confidentiality of the information, such as, for example, the Firm’s outside counsel or accounting firm, or employees of regulated entities such as prime brokers, clearing firms or transfer agents. When any doubt exists as to the need for a confidentially agreement, employees should contact the Firm’s legal or compliance team or legal counsel if appropriate.

3.4.                           Reasonable Safeguards

Employees should use special care to limit the possibility of inadvertent disclosure of client or proprietary information. Employees should:

(a)                                 keep their desk and work areas clear of all confidential information when they are not present;

(b)                                 lock (via the screen or similar locking mechanism) all desktop computers, laptops, smart phones, and other such devices when unattended;

(c)                                  dispose of confidential documents by shredding them or placing them in confidential document waste bins or otherwise complying with proper document destruction procedures;

(d)                                 keep sensitive information removed from the office out of public view;

(e)                                  limit discussions of such information within the Firm to individuals who have a legitimate business need for knowing the information;

(f)                                   consider whether the use of a code name in place of a client’s name may be advisable (or contractually required) and

(g)                                  consider whether the use of a code name in place of an issuer’s name may be advisable.

Employees should not:

(a)                                 leave confidential information in the open, including in a conference room, once a meeting is over;

(b)                                 discuss confidential information in places where it may be inadvertently overheard by unauthorized persons, such as in elevators, public transportation, restaurants or the like;

(c)                                  discuss confidential information while using a speaker-phone that is turned up loud enough to be overhead by visitors or unauthorized Employees (e.g., Employees who are subject to an internal confidentiality screening procedure); or

(d)                                 discuss confidential information with individuals outside the Firm (including family members) except in accordance with the policy set forth above.

3.5.                            Reporting of Possible Confidentiality Breach

Employees should promptly bring to the attention of the CCO or legal counsel (if deemed appropriate) any suspicion that an unauthorized person has obtained confidential information.

4.                                      GIFTS AND ENTERTAINMENT 4.1. Introduction

It is the Firm’s policy that all Employees act in good faith and in the best interests of the Firm. To this end, Employees must not put themselves or the Firm in a position that would create even the appearance of a conflict of interest. If you have any doubts or questions about the appropriateness of any interests or activities, you should contact the CCO. Any interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the CCO so that a determination may be made as to whether such interest or activity should be disposed of, discontinued or limited.

4.2.                           Gifts and Entertainment Policy

The Firm’s “Gifts and Entertainment Policy” distinguishes between a “Gift” and “Entertainment.” Gifts are items (or services) of value that a third party provides to an Employee (or an Employee to a third party) where there is no business communication involved in the enjoyment of the gift. Entertainment, on the other hand, contemplates that the giver participates with the recipient in the enjoyment of the item. Entertainment is only appropriate when used to foster and promote business relationships for the Firm. Solicitation of Gifts and/or Entertainment is unprofessional and is strictly prohibited.

4.2.1.  Value of Gifts and Entertainment

Employees may not give or receive a Gift with a value in excess of $100 to or from anyone with whom the Firm has, or is likely to have, business dealings, unless pre-approved by the CCO prior to giving or approved the next business day after receiving. Employees may not give or accept an invitation that involves Entertainment that is excessive or not usual or customary. If an Employee is unable to judge the value of a Gift or believes that the Entertainment may be excessive, he or she should contact the CCO for guidance.

4.2.2.  Reporting of Gifts and Entertainment

Each Employee must notify the CCO promptly upon receiving or prior to giving a Gift or invitation for Entertainment, in the case of Entertainment the value of which exceeds $250. Each Employee must enter this information into their Gift and Entertainment Log on the Firm’s online compliance platform.

4.2.3.  Charitable Gifts

Gifts made to charitable or non-profit organizations are not subject to the Gifts and Entertainment Policy as long as the donation or contribution has no business related purpose or objective.

5.                                     ANTI-BRIBERY POLICY AND PROCEDURES

5.1.                           Firm’s Anti-Bribery Policy

It is the Firm’s “Anti-Bribery Policy” that no Employee may offer payments, or anything else of value, to a government official that will assist the Firm in obtaining or retaining business or securing any improper business advantage, including making, promising or offering bribes to maintain existing business relationships or operations. Anyone at the Firm found to be violating the Firm’s Anti-Bribery Policy will be subject to disciplinary action, which may include termination. The Firm requires all Employees to report any suspicious activity that may violate this policy to the CCO. An Employee’s failure to report known or suspected violations may itself lead to disciplinary action.

5.1.1.  Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits individuals and companies from corruptly making or authorizing an offer, payment or promise to pay anything of value to a foreign official(3) for the purpose of influencing an official act or decision in order to obtain or retain business. The FCPA applies to all foreign officials and all employees of state-owned enterprises.

Under the FCPA, both the Firm and its individual Employees can be criminally liable for payments made to agents or intermediaries “knowing” that some portion of those payments will be passed on to (or offered to) a foreign official. The knowledge element required is not limited to actual knowledge, but includes “consciously avoiding” the high probability that a third party representing the Firm will make or offer improper payments to a foreign official.

5.1.2.  FCPA Red Flags

Investment advisers that engage foreign agents are expected to be attuned to any “red flags” in connection with the transaction, which may include:

(a)                                 The foreign country’s reputation for corruption;

(b)                                 Requests by a foreign agent for offshore or other unusual payment methods;

(c)                                  Refusal of a foreign agent to certify that it will not make payments that would be unlawful under the FCPA;

(d)                                 An apparent lack of qualifications;

(e)                                  Non-existent or non-transparent accounting standards; and

(f)                                   Whether the foreign agent comes recommended or “required” by a government official.

Sanctions for violating the FCPA may include fines and jail terms.

5.1.3.  Preclearance Requirement

Any payment or anything else of value given to a foreign official must be pre-approved by the CCO.

6.                                      POLITICAL CONTRIBUTIONS AND PAY TO PLAY

6.1.                            Introduction

Rule 206(4)-5 under the Advisers Act (the “Pay to Play Rule”) restricts the Firm and its Employees from making U.S. political contributions that may appear to be made for pay to play purposes, regardless of the Employee/contributor’s intent. The SEC uses the phrase “pay to play”

(3) A “foreign official” includes: any officer or employee of or person acting in an official capacity for or on behalf of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization; any employee or official of any court system, government regulatory or financial bodies, state-owned or controlled enterprises, and sovereign wealth funds; and foreign political parties and candidates for office.

to refer to arrangements whereby investment advisers make political contributions or related payments to government officials in order to be awarded with, or afforded the opportunity to compete for, contracts to manage the assets of public pension plans and other government accounts.

The Pay to Play Rule generally creates (i) a “two-year time-out” from receiving compensation for providing advisory services to certain state and local government entities after political contributions have been made to certain government officials, (ii) a prohibition on soliciting or coordinating certain contributions and payments, and (iii) a prohibition from paying certain third parties from soliciting state and local government entities.

6.2.                           Firm’s Pay to Play Policy

It is the Firm’s policy that contributions to candidates for a public office, a political party or a political action committee (“PAC”)(4) by the Firm and its Employees are made in compliance with the Pay to Play Rule. Any contribution(5) to candidates running for U.S. state or local political office, candidates running for U.S. federal office who currently hold a U.S. state or local political office, or to political parties or PACs that may contribute to such campaigns (collectively, a “Political Contribution”) by the Firm or its Employees must be made in compliance with applicable law.

The Firm will not make Political Contributions or otherwise endorse or support political parties or candidates (including through intermediary organizations such as PACs or campaign funds) with the intent of directly or indirectly influencing any investment management relationship.

6.3.                           Ban on State and Local Political Contributions

The Firm prohibits all Employees as well as their spouses, domestic partners and any members of their immediate family who reside in the same primary residence as an Employee or from making any contributions to any candidate for state or local office or any organization formed for the purpose of supporting a candidate for state or local office.

Under no circumstances may an Employee engage in any of the foregoing activities indirectly, such as by funneling payments through third parties including, for example, attorneys, family

(4) A political action committee is generally an organization whose purpose is to raise and distribute campaign funds to candidates seeking political office. PACs are formed by corporations, labor unions, membership organizations or trade associations or other organizations to solicit campaign contributions from individuals and channel the resulting funds to candidates for elective offices.

(5) “Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. state, local or federal office (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities).

members, friends or companies affiliated with the Firm as a means of circumventing the Pay to Play Rule.(6)

This ban does not apply to contributions to candidates for federal office. These contributions must be pre-approved by the CCO (in a form substantially similar to the attached Appendix B).

6.4.                           New Employee Certification

When an individual is employed by the Firm, the Firm must “look back” at that Employee’s prior Political Contributions. If the Employee is involved in soliciting clients or investors for the Firm, then the Firm is required to look back at the Employee’s Political Contributions for two years. If the Employee is not involved in soliciting clients or investors for the Firm, then the Firm is only required to look back six months. The CCO will determine whether any such past Political Contribution will affect the Firm’s business. Upon joining the Firm, each new Employee must complete a “New Employee Political Contributions Disclosure Form” in the iCapital compliance system (containing information substantially similar to that called for in the attached substantially similar to the attached Appendix C).

7.                                     EMPLOYEE INVESTMENT POLICY

7.1.                           General Policy

The Firm requires that all Employee investment transactions be carried out in a manner that will not create a perceived or actual conflict of interest between the Firm and its Clients. To this end, the Firm has adopted certain procedures, including trading restrictions and reporting requirements, detailed below. The principles are that (a) all Employees will need to disclose their accounts soon after starting at the Firm or opening an account and (b) some of the accounts will need to be confirmed on a regular basis along with their holdings.

7.2.                            Selected Definitions for Employee Investment Policy

(a)                                 “Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

(a)                                 “Clearable Registered Funds” are investment companies registered under the Investment Company Act of 1940, as amended (including but not limited to mutual funds, ETFs, and registered closed-end funds, whether or not listed) that are advised by the Firm or an affiliate, such fund’s adviser or principal underwriter is controlled or under common control with the Firm, or with respect to which the Firm or an affiliate is providing due diligence services.

(6)                                 Immediate family member means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

(b)                                 “Covered Accounts” means any account of the Employee containing securities held for the direct or indirect benefit of the Employee, including, without limitation, accounts maintained by or for:

(i)                                     The Employee’s spouse or domestic partner (except a spouse or partner with a valid separation/divorce decree) and minor children;

(ii)                                  The Employee’s immediate family members sharing the same household;

(iii)                               Any persons to whom the Employee provides primary financial support and either (i) whose financial affairs are managed by the Employee or (ii) for whom the Employee holds discretionary authority over financial accounts; and

(iv)                              Any accounts for entities in which the Employee has a 25% or greater beneficial interest or exercises effective control.

(c)                                  “Exempted Accounts” mean any account the CCO has determined is a Non-Discretionary Managed Account or a Non-Reportable Security Account.

(d)                                 “Immediate family member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(e)                                  “IPO” means an initial public offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

(f)                                   “Limited offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506, under the Securities Act of 1933. Typically including investments in private placements, private investment partnerships, interests in oil and gas ventures, real estate syndications, participations in tax shelters, and shares issued prior to a public distribution.

(g)                                  “Non-Discretionary Managed Accounts” mean an account over which the CCO has determined that the Employee or his or her immediate family members sharing the same household have no direct or indirect influence or control. These might include accounts for which an Employee or his or her immediate family members sharing the same household has granted full investment discretion to an outside broker-dealer, bank, investment manager, or adviser.

(h)                                 A “Non-Reportable Security Account” is an account which the CCO has determined only holds assets or securities which are not Reportable Securities (defined below). Examples of Non-Reportable Security Accounts might include 401(k) or 529 accounts which do not have a brokerage option or permit discretionary trading, and for which no Clearable Registered Fund is an investment option.

(i)                                     “Reportable Securities” include a wide variety of investments including: stocks, bonds, options, futures, currencies, warrants, commodities and other derivative products.

A Reportable Security does not include:

(i)                                     direct obligations of the U.S. government;

(ii)                                  Money market instruments defined as bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; and

(iii)                               Shares issued by money market funds.

(iv)                              Shares issued by open-end funds; provided that such funds are not Clearable Registered Funds; and

(v)                                 Units of a unit investment trust if the unit investment trust is invested exclusively in one or more open-end funds; provided that such funds are not Clearable Registered Funds.

Any Employee who purchases or sells virtual currency or cryptocurrency coins or tokens that are being offered, or previous were offered, as part of an initial coin offering (“ICO”), should consult with the CCO or his designee as to whether such coins or tokens would be considered Securities for the purposes of this policy. If the CCO determines, based on the structure of the ICO and relevant SEC guidance, that such coins or tokens should be considered Securities, the coins or tokens will be considered Reportable Securities for purposes of this policy. For the avoidance of doubt, virtual currency or cryptocurrency coins or tokens that were created outside the context of an ICO are not deemed Securities under this policy.

7.3.                           Covered Accounts

This policy applies to all Covered Accounts of Employees. It is the Employee’s responsibility to ensure family members and persons to whom the Employee provides primary financial support are aware of this policy and adhere to it. The Employee must report certain information about immediate family members to iCapital in the Employee’s questionnaire on the iCapital compliance program (containing questions substantively similar to Appendix J).

7.3.1.  Reporting of Covered Accounts

Upon commencement of their employment, Employees are required to declare all Covered Accounts (or accounts that would be Covered Accounts unless the CCO determines them to be Exempted Accounts) through iCapital’s compliance system and identify any accounts as Non-Discretionary Managed Accounts or Non-Reportable Security Accounts pursuant to procedures described herein. On an annual basis thereafter, Employees must review and update their list of Covered Accounts, including any determined by the CCO to be Exempted Accounts, to ensure it is accurate and provide or update any required documentation.

7.3.2.  Exemption for Non-Discretionary Managed Accounts

Employees who indicate that an account is a Non-Discretionary Managed Account must provide sufficient documentation to the CCO to substantiate the non-discretionary basis, who will determine whether the account qualifies in his sole discretion. The Employee must then update that documentation and re-declare the account’s status in iCapital’s compliance program on no less than an annual basis. Employees should be mindful to ensure they declare discretionary and non-discretionary brokerage accounts held by immediate family members sharing the same household.

A Non-Discretionary Managed Account approved by the CCO is deemed not to be a Covered Account for purposes of the preclearance or quarterly reporting requirements below.

7.3.3.  Exemption for Non-Reportable Security Accounts

Employees who indicate that an account is a Non-Reportable Security Account must provide sufficient documentation to the CCO to substantiate that the account cannot hold Reportable Securities, who will determine whether the account qualifies in his sole discretion. The Employee must then update that documentation and re-declare the account’s status in the iCapital compliance program on no less than an annual basis.

A Non-Reportable Security Account approved by the CCO is deemed not to be a Covered Account for purposes of the preclearance and quarterly reporting requirements below.

7.3.4.  Exemption from Reporting on Automatic Investment Plans

An Employee is not required to submit an Initial or Annual Holdings Report or a Quarterly Transaction Report with respect to transactions effected pursuant to an automatic investment plan. Any investment plans or accounts that may be eligible for either of the aforementioned exceptions should be brought to the attention of the CCO, or a designee, who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception.

7.3.5.  Other Specific Account Exemptions

Any Employee who wishes to seek an exemption of a specific account from coverage under the Code for any other reason must contact the CCO for an exemption/waiver request, which may be granted or denied in the CCO’s sole discretion.

7.3.6.  General Oversight of Exempted Accounts

On a sample basis, the CCO may request reports on holdings and/or transactions made in an account subject to any exemption from reporting to identify transactions that would have been prohibited pursuant to iCapital’s Code, absent reliance on the reporting exemption.

7.4.                           Reporting of Employee Holdings and Transactions

Employees are required to periodically report their personal securities transactions and holdings to the CCO.

7.4.1.  Initial Holdings Report

Each new Employee must provide the CCO with an “Initial Holdings Report” through the iCapital compliance system (containing information substantially similar to that called for in the attached Appendix D) for Covered Accounts and Non-Discretionary Managed Accounts, as well as with respect to any Limited Offerings. The Initial Holdings Report must be submitted within 10 days of his or her commencement of employment and the report must be current as of a date not more than 45 days prior to the individual being hired. The Initial Holdings Report must contain the following information, at a minimum, for all Reportable Securities:

(a)                                 The title and type of security (and, as applicable, the exchange ticker symbol or CUSIP number), number of shares and principal amount of each security;

(b)                                 The name of the broker, dealer or bank, account name, number and location; and

(c)                                  The date that the Initial Holdings Report was submitted by the Employee.

An Initial Holdings Report is not required for a Non-Reportable Security Account.

7.4.2.  Annual Holdings Report

Each Employee must provide the CCO with an “Annual Holdings Report” through the iCapital compliance system (containing information substantially similar to that called for in the attached Appendix D) for disclosing Covered Accounts, Non-Discretionary Managed Accounts and Non-Reportable Security Account, as well as any Limited Offerings, containing the same information required in the Initial Holdings Report as described above. The Annual Holdings Report must be submitted by February 14th of each year and must be current as of a date not more than 45 days prior to the date the Annual Holdings Report is submitted.

7.4.3.  Quarterly Transaction Report

Each Employee must report to the CCO all information contained on the “Quarterly Transaction Report” through the iCapital compliance system (containing information substantially similar to that called for in the attached Appendix E) for all Reportable Securities in Covered Accounts. The Quarterly Transaction Report must be submitted no more than 30 days after the end of each calendar quarter and must cover all transactions during the quarter and identify any newly opened Covered Accounts. Employees with no personal securities transactions during the quarter are required to submit a Quarterly Transaction Report confirming the absence of any transactions. Quarterly Transaction Reports are not required for Exempted Accounts.

7.4.4.  Brokerage Statements in lieu of Report

In lieu of a Quarterly Transaction or Holdings Report, an Employee may provide the CCO with copies of the monthly or quarterly brokerage account statements relating to each Covered Account. Such brokerage statements must be submitted within 30 days of the end of the calendar quarter.

7.4.5.  Special Exemptions from Reporting

If an Employee is on a leave of absence in circumstances such as maternity or paternity leave, long term disability or leave of absence, the Employee may receive a written exception from the CCO that the Employee does not have to complete the Annual Holdings Report and Quarterly Transaction Report requirements during the period he or she is away from the Firm. The expectation is that to the extent reasonably possible under the circumstances that exception should be requested and granted prior to the Employee beginning the leave of absence. The CCO exception will be conditioned on the Employee not having access to the Firm’s operational systems or information. Alternatively, the Employee may choose to remain subject to the Annual Holdings Report and Quarterly Transaction Report requirements and will be expected to continue to comply.

7.5.                           Preclearance of Certain Investments

Employees and their immediate family members must obtain the CCO’s written preclearance to directly or indirectly acquire beneficial ownership in certain securities, including the following:

(a)                                 securities issued in IPOs,

(b)                                 securities issued in Limited Offerings (sometimes known as private offerings, whether an initial or a follow-on offering), and

(c)                                  shares issued by Clearable Registered Funds.

The CCO may require certain employees to preclear all personal securities transactions in Reportable Securities.

7.5.2.  Preclearance Procedures

Preclearance may be requested by submitting a form in the iCapital compliance system which calls for information substantially similar to what is called for in Appendix F for IPOs, Appendix G for private offerings, and Appendix H for Clearable Registered Funds. Prior to giving preclearance, the Employee must provide to the CCO the prospectus, the private placement memoranda, subscription agreements, or any other documents pertaining to the investment requested by the CCO. Any preclearance must be given in writing and once given will remain in effect for 24 hours. Where confirmations and statements or other like documents are not available from the issuer, the Employee must promptly inform the CCO of any changes in the investment and provide the CCO with a written yearly update.

7.6.                           Outside Business Activities

Employees must also obtain approval from the CCO and their respective manager before engaging in outside business activities. “Outside Business Activities” include being (whether or not on behalf of the Firm) an officer, director, limited or general partner, member of a limited liability company, or an employee or consultant of any non-Firm entity or organization. Employees wishing to enter into or engage in such transactions and activities must obtain the required written approval using the “Annual Outside Activity/Insider Disclosure Statement” form through the iCapital compliance program (which calls for information substantially similar to that called for in the attached Appendix I).

7.7.                           The Restricted List

The CCO may place certain securities on a “Restricted List.” Employees are prohibited from personally, or on behalf of a Client, purchasing or selling securities that appear on the Restricted List. A security may be placed on the Firm’s Restricted List for a variety of reasons including, but not limited to:

(a)                                 The Firm is in possession of material, nonpublic information (“MNPI”) about an issuer;

(b)                                 A Firm Employee is in a position, such as a member of an issuer’s board of directors, that may be likely to cause the Firm or such Employee to receive MNPI;

(c)                                  The Firm has executed a non-disclosure agreement or other agreement with a specific issuer that restricts trading in that issuer’s securities;

(d)                                 An Employee trading in the security may present the appearance of a conflict of interest or an actual conflict of interest;

(e)                                  An investor relationship that involves a senior officer or director of an issuer, a “Value-Added Investor”, may present the appearance of a conflict of interest or an actual conflict of interest; and

(f)                                   The CCO has determined it is necessary to do so.

The CCO is responsible for maintaining the Restricted List and securities will remain on the Restricted List until such time as the CCO deems their removal appropriate.

7.8.                           Review and Retention of Reports

The CCO shall review the holdings reports, transaction reports, and the preclearance forms to determine whether any violations of the Firm’s policies or applicable securities laws have occurred. If there are any discrepancies between holdings reports, transaction reports or preclearance forms, the CCO shall contact the responsible Employee to resolve the discrepancy. If the Firm determines that an Employee has violated the Code, such Employee may be subject to disciplinary action or restrictions on further trading.

7.8.1.  Escalation of Violations and Sanctions

Upon discovering a violation of the procedures contained in this Code, the CCO will notify senior management and the Firm may impose sanctions as it deems appropriate.

7.8.2.  Confidentiality

The CCO and any other designated compliance personnel receiving reports of an Employee’s holdings and transactions under this Code will keep such reports confidential, except to the extent that the Firm is required to disclose the contents of such reports to regulators.

8.                                      INSIDER TRADING

8.1.                            Introduction

Insider trading is prohibited primarily by Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, Section 204A of the Advisers Act requires investment advisers to adopt, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of MNPI by the Firm or any of its Employees or affiliates.

The term “insider trading” generally means one or more of the following activities:

(a)                                 Trading while in possession of MNPI, that has been obtained from an Insider (defined below) in breach of either a duty of trust or confidence;

(b)                                 Trading while in possession of MNPI received from a Temporary Insider (defined below), where the information (i) was disclosed in violation of the Temporary

(c)                                  Insider’s duty to keep the information confidential or (ii) was misappropriated by the Temporary Insider;

(d)                                 Recommending the purchase or sale of securities while in possession of MNPI; or

(e)                                  Communicating MNPI to others.

8.2.                            Penalties for Insider Trading

Trading securities while in possession of MNPI or improperly communicating that information to others may expose an Employee to stringent penalties including fines and jail terms. The SEC can also recover profits gained or losses avoided through insider trading, impose a penalty of up to three times the illicit profits, and issue an order permanently barring the Employee from the securities business. An Employee can also be sued by investors seeking to recover damages for insider trading. In addition, any violation of the Code’s Insider Trading Policy can be expected to result in serious sanctions by the Firm, including termination of employment.

8.3.                           Definitions

8.3.1.  Material Information

Information is material if there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision. This may include earnings information, merger and acquisition information, significant changes in assets, and significant new products or discoveries.

8.3.2.  Nonpublic Information

Information is considered nonpublic if it has not been broadly disseminated to investors in the marketplace. Direct evidence of dissemination is the best indication that information is “public,” for example, if the information has been made available to the public through publications of general circulation (e.g., The Wall Street Journal) or in a public disclosure document filed with the SEC (e.g., a Form 8K).

Before it can be considered public, a sufficient period of time must elapse for the information to permeate the public channels. There is no set time period between the information’s release and the time it is considered to be fully disseminated into the marketplace. The speed of dissemination depends on how the information was communicated.

8.3.3.  Insider and Temporary Insider

The term “Insider” is construed by the courts to refer to an individual or entity that, by virtue of a fiduciary relationship with an issuer of securities, has knowledge of, or access to, MNPI. This may include an officer, director or employee of a company, as well as any controlling shareholder. In addition, a person can be a “Temporary Insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and, as a result, is given access to such information. Temporary insiders include, among others, the Firm’s attorneys, accountants, consultants, financial advisors, and lending officers, and the employees of these organizations.

8.3.4.  Tipper / Tippee Liability

An Employee who does not trade securities but learns of MNPI from a corporate insider (or someone who has breached a duty of trust or confidence to the source of the information), and then shares the information with someone else (the “Tipper”) who trades in securities, can be liable for the trading done by the person to whom the Employee passed the information (the “Tippee”). Thus, the Tipper is subject to liability for insider trading if the Tippee trades, even if the Tipper does not. Therefore it is important never to pass on MNPI to anyone who may trade while aware of that information or who may pass it on to others that may trade. The Tippee may be subject to liability for insider trading if the Tippee knows, or should have known, that the Tipper breached a duty of trust or confidence.

8.4.                           Breach of Duty

Insider trading liability is premised on a breach of fiduciary duty, or similar relationship of trust or confidence. In addition to an insider, the prohibition against insider trading can apply to a person even if that person has no employment with, or connection to, the issuer of the securities that are traded.

8.5.                           Firm’s Insider Trading Policy

The Firm’s “Insider Trading Policy” applies to every Employee and extends to activities outside the scope of his or her duties at the Firm. The Firm forbids any Employee from engaging in any activities that would be considered illegal insider trading. Any questions regarding this Insider Trading Policy should be referred to the CCO.

8.6.                           Insider Trading Policy Restrictions

The following Insider Trading Policy restrictions are established for every Employee that may have, or was in possession of, MNPI. Such an Employee may not:

(a)                                 Buy or sell any security (or related security) for his or her own or any related account or any account in which an Employee may have any direct or indirect interest or any Firm Client, or otherwise act upon any MNPI in the Employee’s possession obtained from any source.

(b)                                 Buy or sell any security or related security for any account or otherwise act upon any material proprietary information that an Employee may have or obtain from any source.

(c)                                  Recommend the purchase or sale of any security to any person based upon MNPI.

8.7.                            Procedures Designed to Detect and Prevent Insider Trading

Before trading on their own behalf or for others, each Employee should ask himself or herself the following questions regarding information in his or her possession:

(a)                                Is the information material? Is the information nonpublic? If, after consideration of the above, an Employee believes that the information is material and nonpublic, or if an Employee has questions as to whether the information is material and nonpublic, he or she should take the following steps:

(i)                                     Report the information and proposed trade immediately to the CCO;

(ii)                                  Do not purchase or sell the securities either on behalf of himself or herself or on behalf of others; and

(iii)                               Do not communicate the information inside or outside of the Firm, other than to the CCO.

(b)                                 After the CCO has reviewed the issue, the Employee will be instructed either to continue the prohibitions against trading and communication because the CCO has determined that the information is MNPI, or he or she will be allowed to trade the security and communicate the information.

Additionally, Employees are required to disclose the existence and location of all personal trading accounts and to arrange for copies of all brokerage statements to be sent from the outside financial institution to the Firm’s CCO. Such statements will be reviewed by the CCO.

8.8.                           Compliance Responsibilities

The CCO will review the Firm’s Insider Trading Policy during the annual compliance training meeting to ensure that all Employees are properly trained and aware of the required reporting procedures. Upon learning of a potential violation of the Insider Trading Policy, the CCO will promptly prepare a confidential written report to be discussed with the Firm’s senior management. The report will describe who violated the policy, how it is believed to have been violated, and provide recommendations for further action.

9.                                     ANNUAL REVIEW BY BOARD OF REGISTERED FUND CLIENTS

With respect to any client that is a fund registered under the 1940 Act, no less frequently than annually, the CCO and other senior management shall furnish a written report to the Board of Directors or Trustees (the “Board”) of the client, which shall:

(a)                                describe any issues arising under the Code of Ethics or “material compliance matter,” as such term is defined at Rule 38a-1(e)(2) under the 1940 Act, not previously reported to the Trustees, including any information regarding sanctions and remedial actions taken in response thereto;

(b)                                 list all waivers given by quantity and type and describe any waivers that might be considered material or important by the Board;

(c)                                  list all approvals of investments in IPOs, Limited Offerings, and Clearable Registered Funds that were granted;

(d)                                 certify that the CCO has reviewed the Code and the compliance and supervisory policies and procedures of the investment adviser and has found that they are reasonably designed to prevent violations of the federal securities laws and of the Code itself.

10.                              RECORDKEEPING REQUIREMENTS

The Firm, at its principal place of business, will maintain records in the manner and to the extent set out below:

(a)                                 A copy of each code of ethics for the Firm that is in effect, or at any time within the past five years was in effect, will be maintained in an easily accessible place;

(b)                                 A record of any violation of the Code, and of any action taken as a result of the violation, will be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(c)                                  A copy of each report made by an Employee as required by this Code, including any information permitted to be provided in lieu of the reports, will be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

(d)                                 A record of all persons, currently or within the past five years, who are or were required to make reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place;

(e)                                  A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities in an initial public offering or in a limited offering, will be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

(f)                                   A copy of each report provided by the CCO to a Board will be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

APPENDIX A

EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT AND COMPLIANCE
ATTESTATION

All Employees are required to read this Code of Ethics and acknowledge having understood its contents by printing out this page, entering their name, signing and dating it, and returning it to the Chief Compliance Officer.

I do hereby acknowledge that I have received and read the iCapital Code of Ethics. I understand its content and agree to the policies and procedures set forth therein. I have had the opportunity to ask the Chief Compliance Officer questions and I have received adequate responses. I am aware of the penalties for violation of these policies and I agree to them.

Name:

Signature:

Date:

APPENDIX B

POLITICAL CONTRIBUTIONS PRECLEARANCE FORM

Name and Title of Employee:

Place of principal residence (city and state):

Employees of iCapital Advisors, LLC or iCapital Registered Fund Adviser LLC (including an Employee’s spouse, domestic partner, minor children and other immediate family members living in the Employee’s household) are required to obtain preclearance from the Chief Compliance Officer for any direct or indirect Contribution 7 to be made by the Employee to a public official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, including to any political party or any election committee for the person.

The undersigned requests preclearance with respect to the following Contribution:

Name of candidate/political party/political action committee to whom Contribution will be made (for candidates, include name, title and any city/county/state or other political subdivision affiliation):

Expected date and form of Contribution (e.g., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

Office to which candidate seeks election:

(7) “Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal office (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), U.S. state or local office, including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children and other immediate family members living in your household.

Candidate’s position at time of Contribution:

Contribution amount (or value of non-cash Contribution):

$ ________________________________________________

To the best of your knowledge, does the position to which the candidate seeks election or the position currently held by the candidate: (a) involve direct or indirect responsibility for, or can he/she influence the outcome of, the hiring of an investment adviser by a government entity; or

(b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

Yes                             No

Have you made any other Contributions to this candidate, or payments on behalf of this candidate’s candidacy, during this election cycle?

Yes                             No

The undersigned hereby certifies that (i) all information provided herein is accurate and (ii) the Contribution for which the undersigned seeks preclearance as set forth above will not be made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:

Signature:

Date:

Disposition of Preclearance Request

_______Request Approved** (Approval valid for 30 days from date set forth below)

**If request is approved, the Employee must complete the following section and return a copy of this form to the Chief Compliance Officer:

Form of Contribution:

Amount of Contribution:

Date of Contribution:

_______Request Denied (please consult the Chief Compliance Officer for details)

APPENDIX C

NEW EMPLOYEE POLITICAL CONTRIBUTIONS DISCLOSURE FORM

Pursuant to Rule 206(4)-5 under the Investment Advisers Act of 1940, iCapital Advisors, LLC and iCapital Registered Fund Adviser LLC (together, the “Firm”) are subject to restrictions with respect to certain political contributions or other payments made by its Employees. Rule 206(4)-5 contains look back provisions which provide that contributions or payments made by Employees prior to joining an investment adviser can, in some instances, disqualify the adviser from receiving compensation for managing the assets of certain public pension funds. Accordingly, so that we may determine whether any contributions made by you prior to your employment with the Firm implicate Rule 206(4)-5, all prospective Employees must complete and return the attached form prior to commencing employment. Please direct any questions to the Chief Compliance Officer.

Set forth below is each direct or indirect Contribution(8) made by the undersigned to an official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, and each direct or indirect payment to a political party of a state or political subdivision thereof, in each case during the two year period prior to the date of this Disclosure Form. Attach additional pages as necessary.

Name of individual (or entity) that made the Contribution:

Name of candidate/political party/political action committee to whom Contribution was made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):

Date and form of Contribution (e.g., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

Office to which candidate seeks or sought election:

(8) Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), state or local office, including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children and other immediate family members living in your household.

Candidate’s position at time of Contribution:

Contribution amount (or value of non-cash Contribution):

$ ________________________________________________

To the best of your knowledge, did or does the position to which the candidate sought election or the position held by the candidate at the time of the election: (a) involve direct or indirect responsibility for, or confer the ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

__________ Yes                             No

Have your spouse, domestic partner, minor children or other immediate family members living in your household made Contributions to the above referenced official/candidate?

__________ Yes No

If yes, please provide details of such Contribution:

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) none of the Contributions or payments set forth above were made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:

Signature:

Date:

APPENDIX D

INITIAL/ANNUAL HOLDINGS REPORT

Name of Employee:___

The following sets forth all Covered Accounts and Non-Discretionary Managed Accounts (as defined in the Employee Investment Policy) holding reportable securities and private investments as of         .

Name on Account	Relationship to Employee	Title and Type of Security	Tracker Symbol/ CUSIP Number	Number of Shares	Principal Amount	Broker, Dealer or Bank Where Securities Held

              I have no Covered Accounts or Non-Discretionary Management Accounts.

              Please see the attached brokerage statement(s) provided to the CCO which contains all information regarding reportable securities as requested above.

The undersigned Employee certifies that he or she has not engaged in any transactions involving securities that would violate the Employee Investment Policy.

Name:

Signature:

Date:

APPENDIX E

QUARTERLY TRANSACTION REPORT AND COMPLIANCE ATTESTATION

Name of Employee:

                    I have no transactions in Covered Accounts for this calendar quarter.

                    Please see statement(s) provided to the CCO which contains all information as requested above.

The undersigned employee certifies that, pursuant to iCapital’s Compliance Manual and Supervisory Procedures (“Manual”) and iCapital’s Code of Ethics (“Code”) that he or she:

(i)                                     Has not engaged in any activity or transactions that would violate the Firm’s Manual,

Code or Employee Investment Policy;

(ii)                                  Has requested preclearance from the CCO for all Outside Business Activities and has not otherwise violated the Firm’s policies regarding Outside Business Activities;

(iii)                               Has disclosed and received approval from the CCO for all requisite personal account transactions, if any, which is in compliance with iCapital’s Employee Investment Policy;

(iv)                              Has not made any political contributions without preclearance from the CCO;

(v)                                 Continues to abide by the Firm’s Social Media Policy as set forth in the Manual;

(vi)                              Has reported any gifts received and obtained pre-approval from the CCO prior to giving any gifts that exceed $100 in value; and

(vii)                           Has reported any information to the CCO that could be construed as material non- public in accordance with iCapital’s procedures contained in the Firm’s Code.

Name:

Signature:

Date:

APPENDIX F

EMPLOYEE TRADE PRECLEARANCE REQUEST FORM

Preclearance from the Chief Compliance Officer is required for all transactions as set forth in the Employee Investment Policy. The Chief Compliance Officer will check the firm’s Restricted List (as defined in the Employee Investment Policy) prior to granting approval. Please complete this form and return it to the Chief Compliance Officer.

Employee Name:

Account Holder(s):

Relationship to Employee:

Type of Security:

Issuer:

Instruction: Please indicate whether any buy transaction relates to an initial public offering (IPO).

Buy/Sell:	Quantity:	Current Price:
Buy/Sell:	Quantity:	Current Price:
Buy/Sell:	Quantity:	Current Price:

I REPRESENT THAT:

(i)                                     I am not in possession of material, non-public information concerning or affecting the issuer(s);

(ii)                                  I am not aware of a pending research report involving or relating to the issuer(s);

(iii)                               I am not aware of a material pending customer or proprietary trade involving these securities;

(iv)                              These trades conform to the Employee Investment Policy; and

(v)                                 If approved, I understand that the authorization is valid for only 24 hours from the date/time of approval.

Name:

Signature:

Date:

APPROVAL:

APPENDIX G

APPLICATION TO PARTICIPATE IN PRIVATE INVESTMENTS

Employee name:

Name of Organization:

Nature of Business:

Legal Status of Entity (corporation, LP, LLC):

Business Address:

Principals:

            Publicly Traded                        Privately Placed                        Non-Profit

To the best of your knowledge, does the company or any of its affiliates conduct or plan to conduct business with the Firm?

      Yes                No

If yes, please explain:

To the best of your knowledge, has the company or anyone associated with the company been the subject of a disciplinary proceeding issued by a securities regulatory authority, or been found guilty of a criminal offense within the last ten years? Yes No

If yes, please explain:

Description of Private Securities Transaction

(Please provide CCO with purchase and/or subscription agreement and related documentation)

Type and amount of securities you are investing in:

Indicate the total dollar amount of your investment:

Do you own any other securities of the company or its affiliates?                           Yes      No

If yes, please explain:

Estimate your total equity ownership interest in the company:                     %

Through your investment do you have the right to participate in management, or the right to board membership or board observation rights?           Yes          No

If yes, please explain:

APPENDIX H

EMPLOYEE TRADE PRECLEARANCE REQUEST FORM

Clearable Registered Funds

Preclearance from the Chief Compliance Officer is required for all transactions as set forth in the Employee Investment Policy. The Chief Compliance Officer will check the firm’s Restricted List (as defined in the Employee Investment Policy) prior to granting approval. Please complete this form and return it to the Chief Compliance Officer.

Employee Name:

Account Holder(s):

Relationship to Employee:

Type of Security:

Issuer:

Instruction: Please indicate whether any buy transaction relates to Clearable Registered Fund.

Buy/Sell:	Quantity:	Current Price:
Buy/Sell:	Quantity:	Current Price:
Buy/Sell:	Quantity:	Current Price:
Buy/Sell:	Quantity:	Current Price:

I REPRESENT THAT:

(i)                                     I am not in possession of material, non-public information concerning or affecting the issuer(s);

(ii)                                  I am not aware of a pending research report involving or relating to the issuer(s);

(iii)                               I am not aware of a material pending customer or proprietary trade involving these securities;

(iv)                              These trades conform to the Employee Investment Policy; and

(v)                                 If approved, I understand that the authorization is valid for only 24 hours from the date/time of approval.

Name:

Signature:

Date:

APPROVAL:

APPENDIX I

ANNUAL OUTSIDE ACTIVITY/INSIDER DISCLOSURE STATEMENT

Outside Affiliations

1.            Other businesses in which I am engaged (i.e., take an active role):

Name of Business	Role

Name of Business	Role

2.            Entities by which I am employed or receive compensation:

Name of Business	Affiliation or Title

Name of Business	Affiliation or Title

3.            Business organizations in which I am an officer, director, partner or employee:

		Public Co. Yes	No

Name of Entity	Affiliation or Title

Name of Entity	Affiliation or Title	Public Co . Yes	N

4.            Describe interests in any securities, financial or similar business:

Do you own a significant position in any publicly held company’s securities? Describe:

Insider Disclosure

Please indicate below whether you or any member of your immediate family is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:

Date:

Compliance Receipt:

Date:

APPENDIX J

CONFLICTS OF INTEREST QUESTIONNAIRE

All Employees are required to complete this questionnaire and return it to the CCO.

For purposes of this questionnaire, “Immediate Family” includes: (i) your spouse or civil union partner, (ii) your children and/or step-children, (iii) your parents, parents-in-law and/or step- parents, (iv) your siblings, step-siblings and/or siblings-in-law, (v) any individual who lives in your household, and (vi) any person to whom you provide primary financial support.

If you answer “Yes,” to any question below, please provide the name of your applicable Immediate Family member, the person or entity with which he or she has the applicable relationship, and other information relevant to such question.

(1)

Are any of your Immediate Family members employed by a company (including a financial services company) that provides products or services to iCapital, its affiliated investment management or investment advisory entities or the private investment funds managed by such entities (collectively, the “Firm”)?

Yes No

(2)	Does any member of your Immediate Family serve as a general partner, managing member, investment adviser or in a similar capacity for a pooled investment vehicle?	Yes No

(3)	Does any member of your Immediate Family serve as advisor, trustee, executor, or in a similar capacity for any Firm investor?	Yes No

(4)

Is any member of your Immediate Family one of the following: (i) an officer or employee of any national, regional, local or other government entity, (ii) an elected government official, (iii) an officer or employee of any entity or instrumentality in which a government or government entity possesses a majority or controlling interest, (iv) a candidate for political office, (v) a political party or official of a political party, (vi) an officer or employee of a public international

Yes No

organization, or (vii) a person who is acting in an official capacity for or on behalf of any government or department, agency or instrumentality of a government or for or on behalf of any public international organization?

(5)	Is any member of your Immediate Family an executive officer, director or 5% or greater stockholder of a public company?	Yes No

(6)	Are you aware of any other relationship between one of your Immediate Family members and another person or entity that would result in a conflict with the Firm and/or a Firm investor?	Yes No

I certify and acknowledge that the above statements are true and correct to the best of my knowledge and agree to immediately notify the CCO if such information becomes inaccurate in any way.

Name:

Date: